UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2007

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza

Houston, Texas 77046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 20, 2007, Transocean Inc. (the “Company”) entered into a commercial paper program (the “Program”) on a private placement basis under which the Company may issue unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of $1.5 billion.  Under the Program, the Company may issue commercial paper from time to time, and amounts available under the Program may be reborrowed.  The proceeds of the commercial paper issuance may be used for general corporate purposes; however, under the Company’s $15 billion bridge loan facility (as amended, the “Bridge Loan”), the Company is required to use the proceeds of the commercial paper issuance to repay amounts outstanding under the Bridge Loan, except in the case of issuances under the Program the proceeds of which are used to pay off existing commercial paper or borrowings under the Company’s $1.5 billion 364-day senior, unsecured revolving credit facility (the “364-Day Facility”), where such existing commercial paper or borrowings under the 364-Day Facility were originally used to repay amounts outstanding under the Bridge Loan.

The Program is backstopped by the 364-Day Facility and the Company’s $2 billion five-year senior, unsecured revolving credit facility (the “Five-Year Facility”).  As of December 20, 2007, no Notes had been issued.

Lehman Brothers Inc., J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated will act as dealers under the Program (collectively, the “Dealers”) pursuant to the terms and conditions of their respective Commercial Paper Dealer Agreements with the Company (each, a “Dealer Agreement”).  Citibank, N.A., will act as issuing and paying agent under the Program.

The maturities of the Notes will vary, but may not exceed 397 days from the date of issue.  The principal amount of outstanding Notes under the Program may not exceed $1.5 billion.  The Notes will be sold under customary terms in the commercial paper market and bear varying interest rates on a fixed or floating basis at the option of the Company.

The Dealer Agreements are filed as Exhibits 10.1, 10.2 and 10.3 to this report and are incorporated by reference herein.  The description above is a summary of the Program and does not purport to be complete and is qualified in its entirety by reference to the Dealer Agreements.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

10.1         Commercial Paper Dealer Agreement between Transocean Inc. and Lehman Brothers Inc., dated as of December 20, 2007.

10.2         Commercial Paper Dealer Agreement between Transocean Inc. and Morgan Stanley & Co. Incorporated, dated as of December 20, 2007.

10.3         Commercial Paper Dealer Agreement between Transocean Inc. and J.P. Morgan Securities Inc., dated as of December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: December 20, 2007	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel
and Corporate Secretary